Exhibit 99.3

[POPULAR, INC. LETTERHEAD]

[•], 2005

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

RE:	SUBSCRIPTION OFFERING OF UP TO 10,500,000 SHARES OF COMMON STOCK OF POPULAR, INC.

Popular, Inc. (the “Corporation”) is offering (the “Subscription Offering”), upon the terms and subject to the conditions set forth in the enclosed Prospectus, dated November 23, 2005 (the “Prospectus”), and the enclosed Subscription Rights Order Form (the “Order Form”), up to 10,500,000 shares of its common stock, par value $6 per share (the “Common Stock”), to holders of record of the Common Stock (the “Holders”) on November 7, 2005 (the “Record Date”). The Corporation expects, but is not obligated, to offer a portion or all of the shares of Common Stock not purchased by Holders during the Subscription Offering to the public in an underwritten offering (the “Underwritten Offering”).

Each Holder has been granted one non-transferable subscription right to purchase one share of Common Stock for every twenty-six shares of Common Stock held on the Record Date (referred to as the “Basic Subscription Rights”). Holders are entitled to subscribe for all or any portion of the shares of Common Stock underlying their Basic Subscription Rights. Because no fractional shares or cash in lieu thereof will be issued or paid, the number of rights granted to each Holder has been rounded up to the next whole number, subject to adjustments that the Corporation may make as described in the Prospectus. Holders who exercise all of their Basic Subscription Right may subscribe for additional shares of Common Stock that are not subscribed for by other Holders during the Subscription Offering (the “Oversubscription Right”), subject to availability and certain regulatory limitations. The Corporation reserves the right to review and not accept any subscription pursuant to the exercise of the Oversubscription Right for more than 200,000 shares. The Subscription Rights are not transferable and will be accepted only from the persons named on the Order Form.

We are asking you to contact your clients, for whose accounts you hold shares of Common Stock registered in your name or in the name of your nominee or who hold shares of Common Stock registered in their own names, to obtain instructions as to whether your clients would like you to exercise their Basic Subscription Rights or exercise their Oversubscription Rights (collectively, the “Subscription Rights”) on their behalf.

Other than as described in the Prospectus, the Corporation will not pay any fees or commissions to any broker or dealer or other person for soliciting exercises of Subscription Rights pursuant to the Subscription Offering.

Enclosed are copies of the following documents:

1.	The Prospectus.

2.	Letter from the President and Chairman.

3.	A form of Notice to Holders which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee.

4.	A Memorandum of Instructions containing instructions on how to correctly complete the Order Form.

5.	A Nominee Holder Certification.

6.	A return envelope addressed to Mellon Bank, N.A., the Subscription Agent.

The final subscription price per share of Common Stock has not been set and will be determined in the manner set forth in the Prospectus. To exercise Subscription Rights, the payment of $21.00 (the “Initial Subscription Price”) for each share of Common Stock subscribed for is required.

Your prompt action is requested. The Subscription Offering will expire at 5:00 p.m., New York City time, on December 19, 2005 (such time and date, unless extended, being the “Expiration Date”).

To participate in the Subscription Offering, properly completed and executed Order Forms and payments for all Subscription Rights exercised must be delivered to the Subscription Agent as indicated in the Order Form and the Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. The Subscription Agent will honor guaranteed delivery procedures as an alternative to payment of the subscription price to exercise Subscription Rights.

Additional copies of the enclosed materials may be obtained from Mellon Investor Services LLC (the “Information Agent”), or from the Subscription Agent. The Information Agent and the Subscription Agent may be reached by calling toll-free 1-888-451-6209.

Very truly yours,

POPULAR, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE CORPORATION OR THE SUBSCRIPTION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE SUBSCRIPTION OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

2

To Our Clients:

RE:	SUBSCRIPTION OFFERING OF UP TO 10,500,000 SHARES OF
COMMON STOCK OF POPULAR, INC.

Enclosed for your consideration are a Prospectus, dated November 23, 2005 (The “Prospectus”), and a Subscription Rights Order Form (the “Order Form”) relating to the offering (the “Subscription Offering”) by Popular, Inc. (the “Corporation”) of up to 10,500,000 shares of its Common Stock, par value $6.00 per share (“Common Stock”), to holders of record of the Common Stock (“Holders”) on November 7, 2005 (the “Record Date”), pursuant to non-transferable subscription rights (the “Subscription Rights”).

Each Holder has been granted one non-transferable Subscription Right to purchase one share of Common Stock for every twenty-six shares of Common Stock held on the Record Date (the “Basic Subscription Right”). Holders are entitled to subscribe for all or any portion of the shares of Common Stock underlying their Basic Subscription Rights. Because no fractional shares or cash in lieu thereof will be issued or paid, the number of rights granted to each Holder has been rounded up to the next whole number, subject to adjustments that the Corporation may make as described in the Prospectus. Holders who exercise all of their Basic Subscription Rights may subscribe for additional shares of Common Stock that are not subscribed for by other Holders during the Subscription Offering (the “Oversubscription Right”), subject to availability and certain regulatory limitations. The Corporation reserves the right to review and not accept any subscription pursuant to the exercise of the Oversubscription Right for more than 200,000 shares. The Subscription Rights are not transferable and will be accepted only from the person named on the enclosed Order Form.

The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of Subscription Rights relating to the Common Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instruction as to whether you wish us to subscribe for any shares of Common Stock for which you are entitled to subscribe pursuant to the terms and conditions set forth in the enclosed Prospectus and Order Form. However, we urge you to read these documents carefully before instructing us to exercise any Subscription Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Subscription Rights on your behalf in accordance with the provisions of the Subscription Offering. The Subscription Offering will expire at 5:00 P.M., New York City time, on December 19, 2005, unless the Subscription Offering is extended by the Corporation.

If you wish to have us exercise, on your behalf, Subscription Rights for any shares of Common Stock for which you are entitled to subscribe, please so instruct us by completing, executing, detaching and returning to us, and not the Subscription Agent, the attached Instruction Form along with proper payment for the number of shares for which you are subscribing.

POPULAR, INC.

SUBSCRIPTION OFFERING

DTC PARTICIPATION OVERSUBSCRIPTION EXERCISE FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION RIGHT WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION RIGHTS WERE EXERCISED AND DELIVERED IN FULL THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION RIGHTS MUST BE EFFECTED BY THE DELIVERY OF SUBSCRIPTION RIGHTS ORDER FORMS.

THE TERMS AND CONDITIONS OF THE SUBSCRIPTION OFFERING ARE SET FORTH IN THE CORPORATION’S PROSPECTUS DATED NOVEMBER 23, 2005 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE CORPORATION AND THE SUBSCRIPTION AGENT.

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 19, 2005 (THE “EXPIRATION TIME”), OR SUCH LATER TIME TO WHICH THE SUBSCRIPTION OFFERING MAY HAVE BEEN EXTENDED.

1. The undersigned hereby certifies to Popular, Inc. (the “Corporation”) and Mellon Bank, N.A., as the Subscription Agent, that it is a participant in The Depository Trust Company (“DTC”) and that each person on whose behalf it is exercising Oversubscription Rights (which may include the undersigned) has exercised and delivered its Basic Subscription Right or Rights and payment for such Right or Rights in full through the facilities of DTC.

2. The undersigned hereby exercises the Oversubscription Right to purchase, to the extent available,             shares of Common Stock and certifies to the Corporation and the Subscription Agent that such Oversubscription Right is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Rights were exercised in full.

3. The undersigned understands that payment of the Subscription Price of $21.00 per share for each share of Common Stock subscribed for pursuant to the Oversubscription Right must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐ is being delivered to Subscription Agent herewith;

or

☐ has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐ cashier’s check

☐ official check

☐ wire transfer

Basic Subscription Confirmation Number

DTC Participant Number

Name of DTC Participant

By
Name:
Title:

Dated:            , 2005

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION RIGHT PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION TO THE SUBSCRIPTION AGENT.